Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Landstar System, Inc.:
We consent to incorporation by reference in the registration statements (No. 33-76340 and No 33-94304) on Form S-8 of Landstar System, Inc. of our reports dated March 9, 2006, with respect to the consolidated balance sheets of Landstar System, Inc. and subsidiary as of December 31, 2005 and December 25, 2004, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the fiscal years ended December 31, 2005, December 25, 2004, and December 27, 2003, and all related financial statement schedules, management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2005 and the effectiveness of internal controls over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Landstar System, Inc.
/s/ KPMG LLP
March 9, 2006
Jacksonville, Florida
Certified Public Accountants